ARTICLES OF INCORPORATION

One: Name and domicile of the corporation

The corporation bears the name of
Elite Model Management Vienna Ges.m.b.H.

The corporation's domicile is Vienna.
Branch offices may be established domestically and abroad.

Two: Purpose of the enterprise

The purpose of the enterprise is the operation of an international modeling agency.

Three: Capital stock and capital contribution

The corporation's capital stock shall be S 500,000.00 (five hundred thousand schillings). The following shareholders shall subscribe to the capital contributions listed below: Elite Model Management SA, no. 5783, CH-Fribourg Commercial Register, nominal amount of S 250,000.00 (two hundred fifty thousand schillings), Wolfgang Schwarz Sport- und Kulturveranstaltungen Gesellschaft m.b.H., company number 78297, Vienna Commercial Court Commercial Register, nominal amount of S 250,000.00 (two hundred fifty thousand schillings). The subscribed capital contributions shall be paid in full and in cash prior to registration of the corporation.

Four: Term and fiscal year of the corporation

a)    The corporation is established for an indefinite term;

b) The balance sheet closing date for the annual financial statements shall be December 31 (thirty-first).

Five: Management and representation

a)    The corporation shall have one or more general managers;

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

b)    Representation   by   means   of   Prokuristen   [holders   of   statutory
      representative   authority]  with  individual  and  joint   representative
      authority shall be permissible;

c) If multiple general managers or Gesamtprokuristen [holders of jointly exercisable statutory representative authority] are appointed, the general shareholders' meeting shall determine the scope of the representative authority.

Six: General shareholders' meeting

The corporation's resolutions shall be adopted at the general shareholders' meeting or by means of votes via written channels in accordance with ss. 34 of the Act on Limited Liability Corporations. Each S 1,000.00 (one thousand schillings) of the nominal amount of a subscribed capital contribution shall be entitled to one vote, but each shareholder must have at least one vote. The calling of the general shareholders' meeting, as well as the corporation's announcements, must take place by means of registered letter to the shareholders. A period of at least eight days must exist between the date of mailing and the date of the general shareholders' meeting.

In the event that a quorum is not present at a general shareholders' meeting, a new general shareholders' meeting shall be called in compliance with a notice period of eight days; said new meeting shall be restricted to the subject matter of the original general shareholders' meeting, and a quorum shall be deemed to be present regardless of the amount of the capital stock represented.

The resolutions of the general shareholders' meeting shall be adopted by simple majority of the votes cast, unless the statute or articles of incorporation mandatorily prescribe a greater majority. In all votes, Elite Model Management SA shall exercise its voting rights in agreement with Wolfgang Schwarz Sport-und Kulturveranstaltungen Ges.m.b.H., provided that the subject matter of the vote does not extend beyond the regular business operation in the broadest sense of the term and does not limit or impair its elementary rights and interests under these articles of incorporation or other written agreements.

Seven: Annual financial statements

The annual financial statements, including the income statement, for a completed fiscal year shall be prepared by management within 5 months and sent to each shareholder without delay. The general shareholders' meeting shall decide on the appropriation of the net profit.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

[ILLEGIBLE STAMPS]

Eight: Disposition of shares

The shares shall be divisible and transferable; the transfer of shares in whole or in part to, as well as pledging for the benefit of, persons who are not already shareholders shall be invalid unless approved by means of shareholder resolution.

In accordance with the provisions of the Austrian General Civil Code, the shareholders shall mutually hold a right of first refusal with respect to the shares.

Shareholder Wolfgang Schwarz Sport- und Kulturveranstaltungen Ges.m.b.H. shall be obligated to give consent to the transfer within the meaning of paragraph 1
(one) and waive its right of first refusal set forth in paragraph 2 (two), if the co-shareholder sells the majority of its equity interests worldwide and the buyer acquires the share of Wolfgang Schwarz Sport- und Kulturveranstaltungen Ges.m.b.H. at the same and reasonable terms.

Nine: Universal legal succession

The shares may be freely transferred by way of universal legal succession. The universal legal successor shall be subject to all obligations arising from the corporate relationship.

Ten: Termination of the corporation

The corporation may be terminated by each shareholder by registered letter to all fellow shareholders and the corporation upon compliance with a six-month termination notice period effective December 31 of each year. The date of mailing shall govern for purposes of compliance with the termination notice period.

Termination shall not result in the dissolution of the corporation if a shareholder, which has not terminated, requests continuation of the corporation within three months of the mailing of the termination notice sent to said shareholder and makes said request by means of registered letter to the fellow shareholders and the corporation. The date of mailing shall govern for purposes of compliance with this time period. The shareholder or shareholders which are willing to continue shall subscribe, according to the ratio of the capital contributions, to the share of the terminating shareholder and the shareholders not willing to continue. In such a case, the terminating shareholder and the shareholders not willing to continue shall be obligated to assign their share to the shareholders willing to continue in exchange for a payment which shall be calculated in accordance with the valuation provision of the articles of incorporation.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Eleven: Valuation of shares

The valuation of shares shall be carried out according to the expert opinion number twenty-four on enterprise valuation by the Chamber of Certified Public Accountants (Specialized Senate for Business Administration and Organization).

Twelve: Dissolution of the corporation

The dissolution of the corporation shall require a unanimous resolution of the general shareholders' meeting.

Thirteen: Deliveries

The substantial declarations of intent and knowledge which the corporation makes to the shareholders, the shareholders make to the corporation or the shareholders make to one another shall be sent by means of registered mail to the addresses found in the Commercial Register document.

Fourteen: Formation costs

All costs, fees and charges of any kind associated with the formation of the corporation shall be borne by the corporation up to the maximum sum of S 90,000.00 (ninety thousand) and included in the annual financial statements as expenses.

Fifteen: Authorization

The shareholders listed under Section Three and Wolfgang Schwarz in his capacity as the designated general manager hereby authorize Doctor Georg Kahlig, attorney at law, Vienna 7 (seven), Siebensterngasse 42 (forty-two), to act in their name and for their account to undertake any and all changes to the articles of incorporation necessary for the registration of the corporation in the Commercial Register, in particular, to change the company name in accordance with the result of an expert opinion which shall be obtained from the Vienna Chamber of Commerce, report the necessary changes to the Commercial Register for registration and prepare the appendices to the registration request (adjusted to reflect the necessary changes), along with the registration request itself.

                                                       [ILLEGIBLE STAMPS]

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Sixteen: Official copy clause

As many official copies, certified copies and uncertified copies of this notarial document as are desired may be given to the shareholders, the corporation, the corporation's general managers and its liquidators at the request party's expense in each instance.
--------------------------------------------------------------------------------

Vienna, 9/19/95 (September nineteenth, nineteen ninety-five)

(v/elitgev/a)  Wolfgang Schwarz Sport-
               und Kulturveranstaltungen
               Gesellschaft m.b.H.

               /s/ Wolfgang Schwarz                Elite Model Management SA

                                                        /s/ [ILLEGIBLE]

                                             Reviewed and signed in accordance
                                             with the Notarial Code

                                                     /s/ Andreas Klein
                                                     Dr. Andreas KLEIN

                                             in the capacity of the appointed
                                                 substitute of the vacant
                                             Vienna-Neubau II notarial office

This second official copy, which is intended for the firm of Wolfgang Schwarz Sport- und Kulturveranstaltungen Ges.m.b.H., fully matches the original document deposited under reference number 5903 in the files of notary public Doctor Karl Freund, practicing in Vienna-Neubau, which consists of two sheets and stamped with a total of four hundred eighty schillings.

Vienna, September twenty-first, nineteen ninety-five (9/21/95).

              [SEAL]                            /s/ Andreas Klein
          Dr. Karl Freund                       Dr. Andreas KLEIN
           Notary Public
           Vienna-Neubau                in the capacity of the appointed
                                            substitute of the vacant
                                        Vienna-Neubau II notarial office

                                                    [SEAL]
                                                Dr. Karl Freund
                                                 Notary Public
                                                 Vienna-Neubau

                          List of the general managers

                                       of

                    Elite Model Management Vienna Ges.m.b.H.

Wolfgang Schwarz, born on 7/8/50
A - 1010 Vienna, Passauerplatz 1

      /s/ Wolfgang Schwarz

Vienna, 9/19/95
(v/elitegf/a/ja)

Used only for submission to the Commercial Register

                             MODEL COMPANY SIGNATURE
                             of the general manager
                                       of
                    Elite Model Management Vienna Ges.m.b.H.

The corporation's general manager signs on behalf of the corporation as follows:

/s/ Wolfgang Schwarz

 Wolfgang Schwarz

Vienna, 9/19/95
(v/elitemus/a/ja)
stamp-free

BRZ.: 1353/1995

The authenticity of the model company signature of Mr. Wolfgang SCHWARZ, born on July 8 (eighth), 1950 (nineteen fifty), businessman, Passauerplatz 1, 1010 Vienna, as general manager of the firm of Elite Model Management Vienna Ges.m.b.H., Passauerplatz 1, 1010 Vienna, is hereby confirmed.

Vienna, September nineteenth, nineteen ninety-five (9/19/95).

              [SEAL]                            /s/ Andreas Klein
          Dr. Karl Freund                       Dr. Andreas KLEIN
           Notary Public
           Vienna-Neubau                in the capacity of the appointed
                                            substitute of the vacant
                                        Vienna-Neubau II notarial office